Exhibit 99.1
DENBURY ANNOUNCES INITIATION OF QUARTERLY DIVIDENDS, APPOINTMENT OF NEW BOARD MEMBER, AND INCREASE IN SHARE REPURCHASE AUTHORIZATION

PLANO, TX - November 10, 2013 - Denbury Resources Inc. (NYSE: DNR) ("Denbury" or the "Company") today announced that senior management will review the following key developments at the Company’s annual analyst day being held tomorrow:

•	The intention to initiate regular quarterly dividends to common shareholders beginning in the first quarter of 2014

•	The appointment of John P. Dielwart to the Board of Directors

•	2014 production and capital expenditure estimates

•	An increase in the amount authorized under the Company’s share repurchase program

Management Comment

Phil Rykhoek, Denbury’s President and CEO commented, “This is an important day for Denbury as we announce several new developments that will define our Company for many years to come. Our focused strategy, significant inventory of development projects and proven track record of value creation give us confidence that we can deliver a long-term cash flow profile that is unique among independent oil companies, and enables us to expand our shareholder value proposition to include both growth and income.

“Our shift to a growth and income company does not contemplate any changes to our corporate structure or the creation of a master limited partnership, since we are not satisfied that any such changes would create a significant and sustained increase in shareholder value. We have instead focused on the development timeline for future projects and made adjustments to our development plan. This will allow us to reduce our capital spending on major infrastructure projects over the next few years, accelerating our plan of providing a return to our shareholders through a dividend, while still growing our reserves and production. We look forward to sharing more details about this decision at tomorrow’s analyst day.

“On behalf of the entire Denbury team, I would like to thank our shareholders for their support and their confidence in our unique strategy that will allow us to begin to distribute a portion of our free cash flow to them. We look forward to executing our value driven growth and income strategy in 2014 and beyond.”

Dividend Outlook

Denbury currently expects to pay a regular full-year dividend of $0.25 per share, or $0.0625 per share quarterly, beginning in the first quarter of 2014. Based on its current financial projections and commodity price outlook, Denbury expects to grow its regular annual dividend rate to between $0.50 per share and $0.60 per share in 2015, and at a sustainable rate thereafter. All dividends are subject to declaration by Denbury’s Board of Directors.

New Board Member Appointment and Chairman Comment

Denbury is pleased to announce the appointment of John P. Dielwart, to its Board of Directors ("Board") effective November 8, 2013. The appointment of Mr. Dielwart to the Board increases the number of Denbury Directors to ten.

Mr. Dielwart has 35 years of oil and gas industry experience, which includes being a founder, former Chief Executive Officer, and current member of the Board of Directors of ARC Resources Ltd. (“ARC”), a Calgary, Canada-based, mid-sized dividend paying oil and gas company. Mr. Dielwart oversaw the growth of ARC from a $200 million startup in 1996 to an $8 billion company at the time of his retirement in January 2013. Mr. Dielwart is currently the Vice-Chairman of ARC Financial Corp,

Canada’s leading energy focused private equity manager, a position he assumed after his retirement from ARC. Prior to joining ARC, Mr. Dielwart spent 12 years with a major oil and natural gas engineering consulting firm, as Senior Vice President and Director. Mr. Dielwart began his career at a major oil and natural gas company, where he spent five years. Mr. Dielwart served two separate three-year terms as a Governor of the Canadian Association of Petroleum Producers (CAPP), including 18 months (2002 to 2004) as Chairman. Mr. Dielwart is a member of the Association of Professional Engineers and Geoscientists of Alberta (APEGA) and received a Bachelor of Science Degree (with Distinction) in Civil Engineering (1977) from the University of Calgary.

Wieland Wettstein, Chairman of the Board, commented, "I am pleased to announce the appointment of John to our Board. Under John's leadership, ARC has grown to become one of North America's preeminent mid-sized dividend paying oil and gas companies, recognized for the quality of its people and assets and consistent top quartile returns. We are confident that he will be an outstanding addition that will complement our Board’s skills and experience. I look forward to the leadership and perspective that John brings, particularly with the expansion of our strategy to include growth and income.”

Share Repurchase Authorization

Denbury’s Board of Directors has approved an increase in the dollar amount of remaining share repurchases authorized under its multi-year share repurchase program to $250 million from $109 million. The increase raises the total amount authorized under the program since it commenced in October 2011 to $912 million, of which Denbury has spent $662 million as of September 30, 2013, to acquire a total of 43 million common shares, or about 11% of shares outstanding at September 30, 2011, at an average cost of $15.48 per share. There is no set expiration date for the program and no requirement that the entire authorized amount be used.

Analyst Day Webcast

Denbury will host its annual analyst day in Houston tomorrow, Monday, November 11, 2013. Management's presentation at the analyst day is scheduled to begin at 1:00 P.M. (Central) and will cover a variety of topics, including those announced in this news release, initial estimates for 2014 production and capital expenditures, and certain alterations to the timing of future development projects. A live audio webcast of management's presentation will be available on the Company's website at www.denbury.com. The slides for management’s presentation at the analyst day will be posted to the Company’s website today and will remain archived on the website for at least 30 days.

Denbury is a growing domestic independent oil and natural gas company. The Company's primary focus is on enhanced oil recovery utilizing carbon dioxide and its operations are focused in two key operating areas: the Gulf Coast and Rocky Mountain regions. Denbury is the largest combined oil and natural gas producer in both Mississippi and Montana, and owns the largest reserves of carbon dioxide used for tertiary oil recovery east of the Mississippi River. The Company's goal is to increase the value of acquired properties through a combination of exploitation, drilling and proven engineering extraction practices, with the most significant emphasis relating to tertiary recovery operations. For more information about Denbury, please visit www.denbury.com.

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This news release contains forward-looking statements including statements about our long-term strategy, anticipated levels of future dividends and rate of dividend growth, the source of funding for capital expenditure and dividend payments. There are a variety of risks and uncertainties, many of which are beyond our control, that affect our operations, performance, business strategy and results and could cause our actual results and experience to differ materially from the assumptions, expectations and objectives expressed in any forward-looking statements. These risks and uncertainties include expectations and assumptions concerning oil prices and revenues; future production rates and operating costs; performance of existing and future CO2 enhanced oil recovery projects; anticipated timing and results of capital expenditures; and other risks and uncertainties detailed in the Company's filings with the Securities and Exchange Commission, including Denbury's most recent reports on Form 10-K and Form 10-Q. These risks and uncertainties are incorporated by this reference as though fully set forth herein. These statements are based on engineering, geological, financial and operating assumptions that management believes are reasonable based on currently available information; however, management's assumptions and the Company's future performance are both subject to a wide range of business risks, and there is no assurance that these goals and projections can or will be met. Actual results may vary materially. Future dividends will be subject to declaration by the Company’s Board of Directors at their discretion, subject to requirements of applicable law. In addition, any forward-looking statements represent our estimates only as of today and should not be relied upon as representing our estimates as of any future date. We assume no obligation to update our forward-looking statements.

DENBURY CONTACTS:
Phil Rykhoek, President and CEO, 972.673.2000
Mark Allen, Senior Vice President and CFO, 972.673.2000
Jack Collins, Executive Director, Finance and Investor Relations, 972.673.2028